UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 1, 2005 (November 29, 2005)

ESSEX PROPERTY TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

001-13106
(Commission File Number)

Maryland	77-0369576
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

925 East Meadow Drive, Palo Alto, California 94303
(Address of Principal Executive Offices) (Zip Code)

(650) 494-3700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

ESSEX PORTFOLIO, L.P.
(Exact Name of Registrant as Specified in its Charter)

333-44467-01
(Commission File Number)

California	77-0369575
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

925 East Meadow Drive, Palo Alto, California 94303
(Address of Principal Executive Offices) (Zip Code)

(650) 494-3700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 29, 2005, pursuant to the exercise of an option under a purchase agreement dated October 25, 2005 (the “Purchase Agreement”), by and among Essex Property Trust, Inc., a real estate investment trust incorporated in Maryland (“Essex”), its operating partnership, Essex Portfolio, L.P. (the “Operating Partnership”), and certain purchasers (each, an “Initial Purchaser,” and collectively, the “Initial Purchasers”), the Operating Partnership sold to the Initial Purchasers an aggregate principal amount of $35,000,000 of the Operating Partnership’s 3.625% Exchangeable Senior Notes due 2025 (the “Additional Notes”), at an initial exchange rate of 9.6852 shares of Essex’s common stock per $1,000 principal amount of the Additional Notes, which represents an initial exchange price of $103.25 per share. An aggregate principal amount of $190,000,000 of the Operating Partnership’s 3.625% Exchangeable Senior Notes due 2025 (the “Firm Notes,” and together with the Additional Notes, the “Notes”) were purchased pursuant to the Purchase Agreement on October 28, 2005. Under the Purchase Agreement, the Initial Purchasers had the right to purchase up to an additional $35,000,000 aggregate principal amount of the Additional Notes for a period of thirty (30) days after October 25, 2005. The Additional Notes sold on November 29, 2005 are identical to, and are being issued pursuant to the same indenture, dated October 28, 2005, by and among Essex, as the guarantor, the Operating Partnership, as the issuer, and Wells Fargo Bank, N.A., as the trustee, as the Firm Notes sold on October 28, 2005, which were described in the Current Report on Form 8-K filed on November 2, 2005.

Item 3.02. Unregistered Sales of Equity Securities.

The Operating Partnership sold the Notes at an initial exchange rate of 9.6852 shares of Essex’s common stock per $1,000 principal amount of the Notes, which represents an initial exchange price of $103.25 per share, to the Initial Purchasers pursuant to the Purchase Agreement, with the Additional Notes being sold to the Initial Purchasers on November 29, 2005. The Notes were sold to the Initial Purchasers in reliance on Section 4(2) of the Securities Act of 1933, as amended (the “Act”). The Purchase Agreement contemplates the resale of the Notes by the Initial Purchasers to qualified institutional buyers in accordance with Rule 144A under the Act. The exemptions under Section 4(2) and Rule 144A of the Act are, in part, based upon the representations of the Initial Purchasers in the Purchase Agreement that, among other things, the Initial Purchasers are “qualified institutional buyers,” as defined by Rule 144A under the Act and that the Initial Purchasers will offer and sell the Notes only to persons whom they, or their agents, reasonably believe are qualified institutional buyers. The aggregate offering price for the Notes was $220,500,000, or 98% of the aggregate principal amount of the Notes. The aggregate underwriting discount for the Notes was $4,500,000, or 2% of the aggregate principal amount of the Notes.

Prior to November 1, 2020, the Notes will be exchangeable only upon the occurrence of specified events, at the option of the holder into cash and, in certain circumstances, shares of Essex’s common stock at an initial exchange rate of 9.6852 shares per $1,000 principal amount of Notes (or an initial exchange price of $103.25 per share). On or after November 1, 2020, the Notes will be exchangeable at any time prior to the second business day prior to maturity at the option of the holder into cash and, in certain circumstances, shares of Essex’s common stock at the above initial exchange rate. The initial exchange rate is subject to adjustment in certain circumstances.

Prior to November 4, 2010, the Notes will not be redeemable at the option of the Operating Partnership, except to preserve the status of Essex as a REIT. After November 4, 2010, the Operating Partnership may redeem all or a portion of the Notes at a redemption price equal to the principal amount plus accrued and unpaid interest (including additional interest), if any.

Holders of the Notes may require the Operating Partnership to repurchase all or a portion of the Notes at a purchase price equal to the principal amount plus accrued and unpaid interest (including additional interest) if any, on the Notes on November 1, 2010, November 1, 2015 and November 1, 2020, or after the occurrence of a fundamental change.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2005

ESSEX PROPERTY TRUST, INC.

	By:	/s/ Michael T. Dance
Michael T. Dance
Senior Executive Vice President & Chief Financial Officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2005

ESSEX PORTFOLIO, L.P.

	By:	Essex Property Trust, Inc.
	Its:	General Partner

	By:	/s/ Michael T. Dance
Michael T. Dance
Senior Executive Vice President & Chief Financial Officer